SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2016 (December 15, 2016)

RETROSPETTIVA, INC.
(Exact Name of Registrant as Specified in Charter)

California	333-29295	95-4298051
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1251 Point View Street
Los Angeles, CA 90035
 (Address of principal executive offices)

(213) 623-9216
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RETROSPETTIVA, INC.
Form 8-K
Current Report

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignations

On December 15, 2016, Retrospettiva, Inc., a California corporation (the "Company"), accepted the resignation of Borivoje Vukadinovic as the sole Officer and as a member of the Company's Board of Directors.  His resignation did not involve any disagreement with the Company.

Appointment

On December 15, 2016, Mr. Fred W. Wagenhals ("Mr. Wagenhals") was appointed as sole Officer and the sole member of the Company's Board of Directors.  On December 15, 2016, Mr. Wagenhals accepted the appointment.

The biography for Mr. Wagenhals is set forth below:

Fred W. Wagenhals- 75- Mr. Wagenhals first founded Action Performance Companies Inc. in 1992 with a vision of creating a Franklin Mint-like company that would merchandise replica die-cast race car collectibles and other motorsports memorabilia.  Wagenhals' company quickly eclipsed his original vision and turned into a one-stop source for motorsports-related consumer merchandise.
A native of Marion, Ohio, Wagenhals was Action's Chairman, President and Chief Executive Officer, who, for more than 20 years, has distinguished himself as an accomplished inventor and entrepreneur.  By the age of 21, Wagenhals established his reputation as an innovator with the various inventions he designed, built and patented.  Those inventions included a two-man, jet-pumped boat design used in jet ski watercrafts; 1:3-scale, gas-powered mini-cars used in various television shows and films; and, a computerized motor that powered the mechanical bulls popularized by the 1980 move Urban Cowboy.
Through his business acumen, Wagenhals became a major force in motorsports.  He is widely recognized as one of the industry's most influential personalities.  At Action Performance, he shaped the company by negotiating long-term, exclusive licenses with motorsports' most popular drivers and teams; by using diverse distribution channels and disciplined branding; and, by maintaining an outstanding reputation for creativity, quality and authenticity.
In those 12 years Action Performance embodies Wagenhals' entrepreneurial drive and innovative spirit.  Over those 12 years Action Performance Companies product sales grew to over $400 million dollars in sales per year.  Action was sold in 2005 for $245 million dollars.
Wagenhals is a 1997 Arizona Entrepreneur of the Year Award recipient for the Retail/Wholesale Category.  He also was honored as the Anheuser Busch Entrepreneur in Residence for 1997 - 98 at the University of Arizona College of Business and Public Administration.
In 2010 Wagenhals was inducted into The Die-Cast Hall of Fame.  In 2011 Wagenhals was named Professor of the Year for teaching a sports entrepreneurship class at the University of Arizona.  Recently, Wagenhals has been involved in numerous projects ranging from real estate development to global digital print service for turnkey technical companies.

Family Relationships

There is no family relationship between Mr. Wagenhals and any of the Company's directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2016	RETROSPETTIVA, INC.

By: /s/ Fred W. Wagenhals
Fred W. Wagenhals Chief Executive Officer